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                                  Exhibit 12.1
                                KELLWOOD COMPANY
                          STATEMENT ON THE COMPUTATION
                      OF RATIO OF EARNINGS TO FIXED CHARGES

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


                                               Three Months                                 Fiscal Year
                                                  Ended          ------------------------------------------------------------------
                                               April 30, 2005       2004          2003          2002           2001         2000
                                               --------------    ---------      ---------     ---------      ---------    ---------
Earnings before tax                               $ 18,338       $ 106,607      $ 110,475     $  62,861      $  60,330    $  98,963

Fixed charges:
     Interest expense                                7,692          28,392         25,675        28,573         34,977       32,907
     Amortization of debt issuance costs               345           1,511          1,089           943            591          540
     Interest portion of rent expense                2,700          11,087         11,053        10,545         11,299       10,005
                                                  --------       ---------      ---------     ---------      ---------    ---------
Total fixed charges                                 10,737          40,990         37,817        40,060         46,867       43,452
                                                  --------       ---------      ---------     ---------      ---------    ---------

Earnings before tax and fixed charges             $ 29,075       $ 147,597      $ 148,291     $ 102,921      $ 107,197    $ 142,415
                                                  ========       =========      =========     =========      =========    =========

Ratio of earnings to fixed charges                    2.71            3.60           3.92          2.57           2.29         3.28
                                                  ========       =========      =========     =========      =========    =========
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